EXHIBIT 32.1

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                       OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Perma-Fix Environmental Services, Inc. ("PESI") on Form 10-Q for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Form 10-Q"), I Dr. Louis F. Centofanti, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. ss.78m or ss.78o(d)); and

      (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2004


/s/ Dr. Louis F. Centofanti
---------------------------------
Dr. Louis F. Centofanti
President and
Chief Executive Officer

This certification is furnished to the Securities and Exchange Commission solely for purpose of 18 U.S.C. ss.1350 subject to the knowledge standard contained therein, and not for any other purpose.